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                                                         Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Triangle Bancorp, Inc. on Form S-4 (File No. 333-______) of our report dated February 2, 1996, on our audits of the consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, which report has been included in Triangle Bancorp, Inc.'s 1995 Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."



(Signature of Coopers & Lybrand L.L.P. appears here)

Raleigh, North Carolina
June 26, 1996